Exhibit 31.2

CERTIFICATION

I, Brian E. Dearing, certify that:

1.           I have reviewed this Amendment No. 1 to the annual report on Form 10-K of ARI Network Services, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated:  December 7, 2010

/s/ Brian E. Dearing
Brian E. Dearing
Interim Chief Financial Officer and Chairman of the Board